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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-80407, 333-78825, 333-50180 and 333-63350) pertaining to the Stock
Option Plans of Nextera Enterprises, Inc. of our report dated February 7, 2002, except for note 6 as to which the date is March 29, 2002, with respect to the consolidated financial statements and schedule of Nextera Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                       /s/ ERNST & YOUNG LLP

Providence, Rhode Island
March 29, 2002